UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 21, 2011

FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On February 21, 2011, Fortune Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).  At the Meeting, the shareholders elected each of the following nominees to the Board of Directors of the Company for a one-year term:  Carter M. Fortune, David A. Berry, P. Andy Rayl, Richard F. Suja and Paul J. Hayes.  The shareholders voted to adopt a non-binding resolution to approve the compensation of our named executive officers, and to vote on the non-binding resolution to approve the compensation of our named executive officers every three years.  Additionally, the shareholders voted to ratify the appointment of Somerset CPA’s, P.C. as the Company’s auditors for the fiscal year ending June 30, 2011.

At the Company’s Board of Directors meeting held on the same day, Mr. Suja and Mr. Hayes were appointed to the Company’s Audit Committee.

ITEM 9.01.  Financial Statements and Exhibits.

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: February 23, 2011	By:	/s/ Tena Mayberry
Tena Mayberry
Chief Executive Officer